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                                    Exhibit J



                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the use in this Post-Effective Amendment No. 22 to the Registration Statement on Form N-1A of our report dated January 25, 2002, relating to the financial statements and financial highlights of Northwestern Mutual Series Fund, Inc., which appear in such Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Investment Advisory and Other Services" in such Registration Statement.







PricewaterhouseCoopers LLP


Milwaukee, Wisconsin
April 29, 2002